SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

Beyond Commerce, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

9029 South Pecos, Suite 2800 Henderson, Nevada (Address of Principal Executive Offices)	89074 (Zip Code)

(702) 463-7000
(Registrant’s Telephone Number, Including Area Code)

BoomJ, Inc.
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2009, Beyond Commerce, Inc. (f/k/a BoomJ, Inc. and herein referred to as the “Company”) accepted the resignation, also dated January 30, 2009, of Mark Doumani as Senior Vice President of Business Development.  Effective February 1, 2009, Mr. Doumani will act as outside counsel to our board of directors pursuant to a retainer agreement. The terms of the retainer agreement with Mr. Doumani contemplate that Mr. Doumani will provide legal and other business development services to the Board and/or the Company on an ‘on call’ basis at a daily advisory rate. The Company believes that this new arrangement with Mr. Doumani will maximize the benefit to all parties as Mr. Doumani’s legal experience can be better utilized in its everyday business requirements.

Mr. Doumani had no disagreements with the Company on any matter relating to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMJ, INC.

Date: February 3, 2009	By:	/s/ ROBERT MCNULTY
Robert McNulty, Chief Executive Officer